Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2012, in the Registration Statement on Form F-1 and related Prospectus of Lumenis Ltd. dated February 4, 2014.

Tel Aviv, Israel February 4, 2014	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global